Exhibit 99.2

951 Werner Court Suite 395 Casper, Wyoming 82601 Phone (307) 265-0696 Fax (307) 265-2498
Engineers & Environmental Management Consultants
October 12, 2009
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island – Department of Provincial Affairs and Attorney General Securities
Division, Department of Justice, Government of Newfoundland and Labrador
Dear Sirs/Mesdames:
CONSENT OF EXPERT
Re: Uranerz Energy Corporation (the “Company” ) – Filing of Amended and Restated Technical Report dated October 12, 2009
I, Douglass Graves, B.Sc. (Civil Engineering), Professional Engineer, am the author of the amended and restated technical report (the “Technical Report” ) dated October 12, 2009, entitled: “Technical Report – South Doughstick Property- Campbell and Johnson Counties, Wyoming, U.S.A.” prepared by TREC, Inc. for Uranerz Energy Corporation, in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects.
I consent to the public filing of the Technical Report.

Douglass Graves
President, TREC, Inc.